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                                                                 EXHIBIT 10.10


                            PATENT LICENSE AGREEMENT

        This Agreement is entered into as of February 27th, 1997 by and between Ocular Sciences Ltd., an English corporation formerly known as Precision Lens Laboratories Ltd. ("OSL"), and Geoffrey Galley, Anthony Galley, Albert Morland, Barrie Bevis and Ivor Atkinson (the "Patent Owners").

                                R E C I T A L S
                                ---------------

        A.      OSL is a manufacturer of contact lenses.

        B. The Patent Owners collectively own certain patents and patent applications covering technology useful in the manufacture of contact lenses.

        C. OSL and the Patent Owners have previously entered into a Patent License Agreement dated September 30, 1992 (the "Previous Patent License") which they desire to replace in its entirety with this Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.      Definitions

                1.1 Licensed Patents. The term "Licensed Patents" means the patents and patent applications listed on Exhibit A attached hereto. Such term shall also include (i) any patents that issue based on the patent applications listed on Exhibit A, and (ii) any improvements or modifications to the Licensed Patents. For the avoidance of doubt, clause (ii) above does not include patents or patent applications which both (i) embody claims different from those contained in the Licensed Patents and (ii) would not, if practiced, infringe against any claim of the Licensed Patents (as currently constituted, or as may be constituted in the future).

                1.2 Licensed Products and Processes. "Licensed Products and Processes" means any product or process the manufacture, use or sale of which would, but for the license granted to OSL herein, constitute an infringement of any valid claim within the Licensed Patents.

        2. License. The Patent Owners hereby grant to OSL a perpetual, irrevocable, fully paid, worldwide, non-exclusive license, to make, have made, use and/or sell Licensed Products and Processes. OSL may sublicense its rights hereunder to any company controlling, controlled by or under common control with OSL (an "Affiliate") but not otherwise.

        3. Consideration. This Patent License Agreement is being entered into pursuant to that certain Settlement Agreement and Release between OSL, the Patent Owners and certain other persons dated of even date herewith.

        4. Assistance. The Patent Owners shall provide OSL with copies of all patents and patent applications covered by this Agreement. Except as set forth in the preceding sentence, the Patent Owners are not obligated to provide any assistance to OSL regarding Utilization of the Licensed Patents.

        5. Acknowledgment. For the avoidance of doubt, the Patent Owners hereby acknowledge and agree that they do not have any right to prevent or restrict OSL from using or otherwise commercializing any technology or know-how that was in OSL's possession as of May 19, 1994.

        6. Release. The Patent Owners, for themselves and their successors and assigns, hereby release and discharge OSL, and all Affiliates of OSL, and any of their past and present directors, officers, employees, agents, successors, assigns, customers and the like, from any and all causes of actions, claims and demands whatsoever in law or in equity, which may have arisen prior to the date of this Agreement, for any infringement or alleged infringement of any patent or other intellectual property right held by the Patent Owners.

        7. Non-Assertion of Rights. The Patent Owners further agree that they will not assert any claim for infringement of any Licensed Patent against any customer or supplier of OSL, or any Affiliate of OSL, whether direct or indirect, arising out of any activity permitted under this Agreement or the Previous Patent License.

        8. Prosecution of Patents. The Patent Owners shall proceed with the prosecution of all patent applications included in the Licensed Patents as of the date of this Agreement, and shall use diligent efforts to obtain patents for such applications, at the Patent Owner's expense. The patent owners shall keep OSL apprised of the status of such applications. The Patent owners shall also apply for and prosecute patents on substantially the same subject matter as the Licensed Patents in such other jurisdictions as the Patent Owners select, at the Patent Owner's expense; provided, however, that if the Patent Owners do not elect to pursue a patent in a new jurisdiction where OSL desires that patent coverage be pursued, then the Patent Owners shall nevertheless pursue patent coverage in such jurisdiction at OSL's request, provided that OSL agrees to pay for the reasonable cost of such application and prosecution.

        9.      Enforcement of Patents; Patent Marking.

                9.1 Patent Owner Action. The parties hereto agree to provide the other parties with written notice of any infringement of the Licensed Patents promptly after discovery of such infringement. Upon notice of infringement, the Patent Owners will, at their discretion, take whatever action, if any, which they deem appropriate in the circumstances. If the Patent Owners institute a lawsuit, OSL, if requested by the Patent Owners, agrees to cooperate with the Patent Owners in such lawsuit (but can not be required to join such suit as a party), at the Patent Owners' expense. The Patent Owners agree to inform OSL upon request of the status of any actions taken by the Patent Owners. It is understood and agreed that the provisions set forth herein shall not be deemed or construed as an obligation requiring the Patent Owners to file a lawsuit against third party infringers of Licensed Patents.


                9.2 Damages. If the Patent Owners file a lawsuit against a possible third party infringer of the Licensed Patents, such lawsuit shall be under the control of the Patent Owners, the expenses of such lawsuit shall be borne solely by the Patent Owners, and 100% of the net recovery resulting therefrom shall inure to the benefit of the Patent Owners. Such lawsuit shall not be settled in a manner that results in the Patent Owners' grant of a license to such third party without the prior written approval of OSL, not to be unreasonably withheld.

                9.3 OSL Right. If the Patent Owners fail to institute a lawsuit against an infringer within 60 days after notice of a possible infringement of the Licensed Patents, OSL may institute a lawsuit against such infringer and such litigation shall be under the control of OSL, the expenses of such litigation shall be borne solely by OSL, and 100% of the net recovery resulting therefrom shall inure to the benefit of OSL. If requested by OSL, the Patent Owners shall join as a party plaintiff in such lawsuit and cooperate fully with OSL in such lawsuit, at OSL's expense.

                9.4 Invalidity. If any claim included within the Licensed Patents is declared invalid or unenforceable by a court of competent jurisdiction from which no appeal is or can be taken, such declaration shall not entitle OSL to receive any credits or refund.

                9.5 Patent Marking. OSL shall, to the extent required by applicable law, affix or cause to be affixed proper statutory patent marking notices to the label of licensed products.

        10. Term. This Agreement shall remain in effect from the date hereof until the last of the Licensed Patents expires, is abandoned or is finally adjudicated invalid.

        11. Representations by Patent Owners. The Patent Owners hereby represent to OSL as follows:

                11.1 Ownership of Licensed Patents. Together the Patent Owners own all right, title and interest to the Licensed Patents, free and clear of any liens, charges or other encumbrances.

                11.2 No Other Applicable Patents. The Patent Owners do not own or have any other interest in any other patents or patent applications applicable to the cast molding of contact lenses. The Patent Owners are under no obligation to license any future developments to OSL, except to the extent set forth in Section 1.1 above.

                11.3 Legal Proceedings; No Default. Except for that certain lawsuit in the English High Court CH 1995 1116, no action, suit, proceeding or investigation is pending or threatened either by the Patent Owners or by any other person or entity related to the Licensed Patents or the technology covered thereby, and the Patent Owners are not aware of any basis therefor. The execution of this Agreement and the carrying out of its provisions will not result in a violation of any contract, agreement or obligation of the Patent Owners.

                11.4 Authority. The Patent Owners have all requisite power to enter into this Agreement and to carry out its terms. All actions on the part of the Patent Owners necessary for the authorization, execution, delivery and performance of their obligations hereunder has been taken, and this Agreement, when executed and delivered by the Patent Owners, shall constitute their valid and legally binding obligation, enforceable in accordance with its terms.

                11.5 Patent Infringement. The Patent Owners are not aware of any other person or entity infringing any of the Licensed Patents, or of any reason why the Licensed Patents or any claim thereof could be challenged or invalidated.

        12. Representations by OSL. OSL hereby represents to the Patent Owners as follows:

                12.1 No Default. The execution of this Agreement and the carrying out of its provisions will not result in a violation of any contract, agreement or obligation of OSL or OSI.

                12.2 Authority. OSL has all requisite power to enter into this Agreement and carry out its terms. All actions on the part of OSL necessary for the authorization, execution, delivery and performance of its obligations hereunder has been taken, and this Agreement, when executed by OSL, shall constitute its valid and legally binding obligation, enforceable in accordance with its terms.

                12.3 Patent Infringement. OSL is not aware of any other person or entity infringing any of the Licensed Patents.

        13.     General.

                13.1 Assignment. This Agreement will bind and inure to the benefit of each party's successors and assigns. Without limiting the foregoing, the parties expressly acknowledge that this agreement may be assigned to an acquiror in connection with an acquisition of OSL or its parent.

                13.2 Governing Law/Arbitration. Any disputes arising from or related to this Agreement shall be resolved by binding arbitration. If an arbitration is initiated by OSL, then the arbitration shall be held in London, England, shall be conducted by one or more Queens Counsellors nominated by the London Common Law and Commercial Bar Association, shall be governed by the law of England and Wales and shall be conducted pursuant to the Rules of the London Court of International Arbitration. If the arbitration is initiated by the Patent Owners, then the arbitration shall be held in San Francisco, California, USA pursuant to the Commercial Rules of Arbitration of the American Arbitration Association and shall be governed by the laws of California. Any such arbitration shall be conducted in a confidential manner.

                13.3 Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect.

                13.4 Notices. Any notice required or permitted to be given hereunder shall be given in writing, and shall be served by personal service, mail, express courier or confirmed facsimile transmission at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the others). Notice to the Patent Owners may be provided to Geoffrey Galley on behalf of all Patent Owners. All notices or demands by mail shall be by registered mail, shall be deemed given two days after mailing. Notice by personal service shall be deemed given when delivered, notice by facsimile shall be deemed given when sent and notice by express courier shall be deemed given one day after delivery to the courier.



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                13.5    Entire Agreement. This Agreement and its exhibits are
the complete and exclusive agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements, communications and understandings, both written and oral, regarding such subject matter, including, without limitation, that certain Patent License Agreement dated September 30, 1992 and that certain Heads of Settlement dated December 4, 1996. This Agreement may only be amended or modified by a written document executed by OSL and Geoffrey Galley, who is hereby appointed by the Patent Owners to act on their behalf.

                13.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                OCULAR SCIENCES LTD.

                                By:    JOHN D. FRUTH
                                   -------------------------------------

                                Its:   Director
                                    ------------------------------------

                                Address: Reliant Close
                                Chandlers Ford
                                Eastleigh, Hampshire SO53 4ND
                                England

                                PATENT OWNERS

                                /s/ ANTHONY GALLEY
                                -----------------------------------------
                                Anthony Galley
                                Address: Beacon Wey, The Hangers
                                Bishops Waltham
                                Hants S032 1FZ
                                England

                                /s/ GEOFFREY GALLEY
                                -----------------------------------------
                                Geoffrey Galley
                                Address: Red Lodge, The Close
                                Totteridge
                                London, N20 8PJ
                                England

                                /s/ IVOR ATKINSON
                                -----------------------------------------
                                Ivor Atkinson
                                Address: 90 Queens Drive
                                Surbiton, Surrey KT5 8PP
                                England

                                /s/ BARRIE BEVIS
                                -----------------------------------------
                                Barrie Bevis
                                Address: 53 Wilderness Heights
                                West End, Southhampton SO3 3PS
                                England

                                /s/ ALBERT MORLAND
                                -----------------------------------------
                                Albert Morland
                                Address: 7 Bitterne Place
                                Newport, Isle of Wight

                           [PATENT LICENSE AGREEMENT]

                     EXHIBIT A TO PATENT LICENSE AGREEMENT

                                LICENSED PATENTS

                 APPLICATION (A) OR
COUNTRY          PATENT (P) NUMBER      STATUS
-------          ------------------     ------
Australia        (P)  629280            Granted patent.

Canada           (A)  2007536           Examination requested. Usually granted
                                        following grant of US/EP Patent.

Great Britain    (P)  2226977           Lapsed in favour of European Patent
                                        (UK).

Europe           (P)  0 383 425 B1      Granted. In force in national phase in
                                        all 13 designated states:

                                        Austria, Belgium, Switzerland, Germany,
                                        Denmark, Spain, France, UK, Greece,
                                        Italy, Luxembourg, Netherlands, Sweden.

Japan            (A)  3697/90           Examination requested.

S. Korea         (A)  90-355            Under examination.

Singapore        (P)  1137/93           Registration of EP-03B3425.

Taiwan           (P)  39682             Granted patent.

USA              (P)  5087015           Granted patent.
